EXHIBIT 4.12

                  Letter Agreement, dated March 17, 2005, among

                         Baradero Resources Limited, the
                         shareholders of 0724000 BC Ltd.
           (formerly Magellan Gold Corp. and Centrasia Mining Corp.), and 0724000 BC Ltd.

                             BARADERO RESOURCES LTD.
                          1305 - 1090 WEST GEORGIA ST.
                              VANCOUVER, BC V6E 3V7

March 17, 2005

TO:               Magellan Gold Corp.
                  880 - 609 Granville St.
                  P.O. Box 10321 Pacific Centre
                  Vancouver, BC V7Y 1G5

                  Attention:        Doug Turnbull,
                                    President

AND TO:           The Shareholders of Magellan Gold Corp.


Dear Sirs:

RE: ACQUISITION OF MAGELLAN GOLD CORP. ("MAGELLAN") BY BARADERO RESOURCES LTD. ("PUBCO")

We are advised that Magellan is a private Nevada company that, pursuant to an agreement with Marsa Gold Corp., a Kyrgyz limited liability company, and Bulakashu Mining Company LLC ("BMC"), a Kyrgyz limited liability company, dated September 24, 2004 as amended by an amending agreement dated January 18, 2005 (the "BMC Agreement"), has an option to acquire from Marsa Gold Corp. all of the issued shares of BMC. BMC is the registered owner of a certain exploration license in respect of lands located in the Kyrgyz Republic, as more particularly described in Schedule "A" hereto (the "Bulakashu Property"). In order to exercise the option, the following payments of shares, cash and property expenditures must be made:

--------------------------------------------------------------------------------
                       BY          BY            BY           BY           BY
                    JAN 2/05    JULY 1/05     JAN 2/06     JAN 2/07     JAN 2/08
--------------------------------------------------------------------------------

CASH               US$40,000    US$40,000    US$40,000            -            -
(total:               (paid)
US$120,000)

SHARES               200,000(1)         -      200,000      250,000      375,000
(total:
1,025,000
shares)

--------------------------------------------------------------------------------
CALENDAR YEAR           2004(2)      2005         2006         2007         2008
--------------------------------------------------------------------------------

MINIMUM           US$110,000   US$350,000   US$500,000   US$650,000   US$750,000
EXPLORATION      (completed)
EXPENDITURES
(total:
US$2,360,000)
--------------------------------------------------------------------------------

1 These shares have not yet been issued at the request of the corporate vendor pending the completion of a re-organization of BMC.
2 The 2004 work program was funded by way of a loan to BMC from Magellan, which will be repaid by the issuance of shares of BMC in due course.

There are issued and outstanding in Magellan 3,700,100 common shares which were issued for US$0.005 each (the "Magellan Shares") and a list of the shareholders of Magellan is attached hereto as Schedule "B". Apart from the 1,025,000 common shares to be issued to acquire the BMC Property, there are no other securities issued or issuable in Magellan. Magellan currently has loans outstanding to borrow an aggregate Cdn$200,992.50 and US$145,000.00 (approximately Cdn$382,000 altogether), which bear interest at 10% per annum from the respective date of advance. In addition, Magellan has current trade liabilities of Cdn$50,000 approximately. Doug Turnbull represents that he has the authority of the other Magellan shareholders to bind them to this letter agreement.

The only securities issued and outstanding in Pubco are 1,986,521 common shares and incentive stock options to purchase up to 115,000 common shares at $0.19 each on or before November 26, 2007 (the "Old Stock Options").

It is agreed that Pubco shall acquire from the shareholders of Magellan all of the issued shares of Magellan on and subject to the following terms and conditions:

Acquiring Entity:           Pubco, a company continued under the laws of British
                            Columbia, a reporting issuer in the Provinces of British Columbia and Alberta and registered with the U.S. Securities and Exchange Commission as a foreign private issuer under the Securities Act of 1934, whose common shares are listed and posted for trading on the TSX Venture Exchange in Canada and trade on the OTCBB in the United States;

Acquired Entity:            Magellan,  a company  incorporated under the laws of
                            Nevada. It is intended to reorganize  Magellan prior
                            to entering into the formal  agreement  below,  such
                            that  it  or  its  assets   will  be  subject  to  a
                            jurisdiction outside of the United States;

Transaction Structure:      The  transaction  will  be  effected  by  way  of an
                            acquisition by Pubco of all of the outstanding shares of Magellan (the "Transaction");

Consideration:              Pubco  shall  issue  in  exchange  for  each  issued
                            Magellan   Share  one  common   share  of  Pubco  as
                            presently constituted. It is acknowledged that these shares shall be subject to a Surplus Security Escrow
                            Agreement  under  the  policies  of the TSX  Venture
                            Exchange and resale rules imposed by the TSX Venture
                            Exchange and securities commissions;

Due Diligence Period:       Each of Magellan  and Pubco will have an  unfettered
                            right to conduct and complete legal, audit and tax due diligence investigations regarding the other company within 30 days of the acceptance of this letter agreement. On or before such date, either
                            Pubco or Magellan may elect not to close if the results of its due diligence investigation of the other company are not satisfactory to it, acting reasonably.

Bridge Financing:           Pubco   acknowledges  that  certain  investors  have
                            provided  financing  to Magellan in order to finance
                            the  operations  of Magellan,  and will  continue to
                            provide additional financing between the date hereof
                            and the  closing  of the  transactions  contemplated
                            hereby (the "Closing"). These funds were advanced to
                            Magellan  by way of loan and the  aggregate  amounts
                            advanced  as of the  date  hereof  is  approximately
                            Cdn$382,000.  These  loans bear  interest at 10% per
                            annum from the respective  date of advance Pubco and
                            Magellan  agree  that  at  Closing,   all  principal
                            amounts  advanced  will be  automatically  converted
                            into  securities  of Pubco  having the same terms as
                            the  securities  issued by Pubco  under the  Private
                            Placement  referred  to below,  which will result in
                            the  issuance  of  2,000,000  units   approximately.
                            Interest on the amounts advanced will be paid in cash at Closing.

Financing:                  Pubco will use  commercially  reasonable  efforts to
                            complete  a  non-brokered   private  placement  (the
                            "Private  Placement") of 4,000,000  units at a price
                            of  not  less  than  C$0.20  per  unit,   each  unit
                            consisting of one common share of Pubco and one warrant to buy one common share for $0.40 for two years from Closing. The number of units to be issued pursuant to the Private Placement shall be increased only if agreed upon by both companies. Subject to the right of the existing management of Pubco to place 500,000 of the units, the approval of the placees and the allocation of units to the placees shall be as determined by the New Board (as defined below). The estimated use of proceeds of the Private
                            Placement is as follows:


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                                      -4-


                            ----------------------------------------------------
                            Gross Proceeds of Private Placement         $800,000
                            ----------------------------------------------------
                            TO BE USED AS FOLLOWS:
                            ----------------------------------------------------

                            Minimum required work program for 2005      $200,000
                            G&A for 12 months                           $120,000
                            Property Payments Due
                                 in next 12 months (US$80,000)          $100,000
                            Payment of interest on bridge financing      $20,000
                            Cost of RTO                                 $150,000
                            Unallocated working capital                 $210,000
                            ----------------------------------------------------
                            Total:                                      $800,000
                            ----------------------------------------------------

Conditions to
Closing of Transaction:     (i)    Pubco  shall  have   completed   the  Private
                                   Placement;


                            (ii) The Board of directors of Pubco at Closing shall be made up of the following persons (the "New Board"): Nick DeMare, Doug Turnbull, Greg Crowe, Lindsay Bottomer, Cary Pinkowski, Oleg Kim (subject to his acceptance of the position);

                            (iii) On or prior to Closing, Pubco shall change its name to "Magellan Gold Corp.", "Magellan Resources Corp.", or such other name as may be acceptable to all regulatory authorities and approved by the new Board and the shareholders of Pubco;

                            (iv) The BMC Agreement shall be amended to provide that:

                                   a. all shares to be issued thereunder shall be issued by Pubco (including the first 200,000 shares, which will now be issued at the Closing of the Transaction) and not Magellan; and

                                   b. the minimum exploration expenditures required to be incurred in 2005 shall be reduced to Cdn$200,000, and the minimum exploration expenditures required to be incurred in 2006 will be increased to US$690,000;

                            (v) No material adverse change shall have occurred in the business, operations, capital, financial condition or prospects of either Magellan or Pubco;

                            (vi) Prior to Closing, the parties will have entered into a formal agreement to replace this letter agreement that provides the mutual representations, warranties, covenants and closing deliveries, including, without limitation, appropriate corporate and securities opinions from counsel for each party, in a form that is reasonable and customary for a transaction such as is contemplated herein;


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                                      -5-



                            (vii)  Magellan   will  deliver  to  Pubco  a  title
                                   opinion and a 43-101 report on the BMC Property, and audited financial statements of both Magellan and BMC, in form and substance satisfactory to Pubco acting reasonably. The 43-101 report, title opinion and audited financial statements shall be delivered by April 15, 2005;

                            (viii) Chase  Management  Ltd.  will be  engaged  to
                                   continue to provide accounting, administration and management services to Pubco subsequent to Closing;

                            (ix) Receipt of the approval of the shareholders of Pubco and of the TSX Venture Exchange to the Transaction and all related matters; and

                            (x)    Closing  of  the   Transaction   and  Private
                                   Placement   occurring  by  June  6,  2005  or
                                   earlier.


Stock Options:              It is  intended  that  Pubco  will adopt a new stock
                            option plan allowing  incentive  stock options to be
                            granted up to 20% of the issued share capital of the
                            Company  at  Closing   (subject  to   adjustment  in
                            accordance  with  the  policies  of the TSX  Venture
                            Exchange), and that under the new plan stock options
                            will be  granted  by Pubco in  conjunction  with the
                            Transaction.   The  New  Board  will  determine  the
                            allotment  of such  stock  options.  The  Old  Stock
                            Options will expire in the ordinary course 90 days after Closing in accordance with the provisions of Pubco's current Stock Option Plan;

Finder's Fee:               The parties  acknowledge that a finder's fee will be
                            payable at Closing in respect of the Transaction to Mr. Shapur Salem of Vancouver, BC equal to 233,338
                            Pubco shares;

Timing: The parties hereto agree that they are prepared to make every reasonable effort to complete the Transaction and Private Placement as planned. The parties will work in good faith seeking all necessary shareholder and regulatory approvals that may be required to complete the Transaction. Magellan has initiated an audit of BMC and of itself (the "Audits") and estimates that the Audits will be completed no later than April 15, 2005. Magellan has also initiated the preparation of the Report on the Bulakashu Property (the "Report") and estimates that the Report shall be ready by April 15, 2005;

Expenses:                   If the  Transaction  does not close for any  reason,
                            each party will be responsible for the payment of its own expenses in connection with the Transaction
                            (including, but not limited to legal and accounting fees, any fees payable to brokers or agents, or any finder's or other advisory fees);

General: This letter agreement will be governed by the laws of British Columbia and the federal laws of Canada applicable therein;

                            This letter agreement shall be binding upon the parties.

This letter agreement and the information contained in this letter agreement shall be confidential and shall not be disclosed by either Magellan or Pubco to third parties without the written consent of the other party. The parties will co-operate in the making and dissemination of any public announcements relating to the subject matter of this letter agreement, including a news release to be issued following execution hereof specifying the identities of the parties and the principal terms of the Transaction.

If the foregoing is acceptable to you, please sign and return this letter agreement to us. Facsimile transmissions of our respective signatures of this letter agreement shall evidence our acceptance of its terms.

Yours truly,

BARADERO RESOURCES LTD.


Per:  /s/ Nick DeMare
     -----------------------
     Nick DeMare, President

Accepted and agreed to as of the date set out above:

FOR AND ON BEHALF                        FOR HIMSELF AND AS ATTORNEY IN FACT FOR
MAGELLAN GOLD CORP.                      THE REMAINING SHAREHOLDERES OF MAGELLAN
                                         GOLD CORP.


Per:  /s/ Doug Turnbull                  /s/ Doug Turnbull
     ------------------------            ------------------------
     Doug Turnbull, President            Doug Turnbull

                                  SCHEDULE "A"


                      DESCRIPTION OF THE BULAKASHU PROPERTY


Bulakashu Mining Company ("BMC") holds License Au-138-02, dated November 13, 2002 (the "License"). The License is an exploration license that permits BMC to explore for gold in the Bulakashu Area of the Kyrgyz Republic, excluding the following alluvial gold placer licenses: Upper Karabulak, Lower Karabulak, Upper Tokailu and Lower Tokailu.

                                  SCHEDULE "B"

                          LIST OF MAGELLAN SHAREHOLDERS



--------------------------------------------------------------------------------
SHAREHOLDER NAME        NO. OF SHARES        PRICE PAID                DATE PAID
--------------------------------------------------------------------------------

Doug Turnbull             1,600,100            US$0.005     100 on incorporation
                                                                   and 2,000,000
                                                                  acquired in 12
                                                            monthly installments
                                                              beginning in April
                                                            2004 pursuant to his
                                                            employment agreement
                                                                   with Magellan
                                                            (400,000 transferred
                                                            to Cary Pinkowski in
                                                                  February 2005)
--------------------------------------------------------------------------------
Cary Pinkowski            1,000,000            US$0.005        February 25, 2005
                                                            (500,000 acquired by
                                                                  transfers from
                                                          existing shareholders)
--------------------------------------------------------------------------------
Bill Tafuri                 400,000            US$0.005            June 25, 2004
--------------------------------------------------------------------------------
Greg Crowe                  175,000            US$0.005             July 9, 2004
--------------------------------------------------------------------------------
Lindsay Bottomer            175,000            US$0.005             July 9, 2004
--------------------------------------------------------------------------------
James Harris                175,000            US$0.005            June 25, 2004
--------------------------------------------------------------------------------
Robin Merrifield            175,000            US$0.005             Nov. 9, 2004
--------------------------------------------------------------------------------

SUB-TOTAL:               3,700,100
--------------------------------------------------------------------------------